Exhibit 99.1

WEX Board of Directors Announces Extension of Share Repurchase Program

PORTLAND, Maine--(BUSINESS WIRE)--August 26, 2021--WEX Inc. (NYSE:WEX), a leading financial technology service provider, today announced that its Board of Directors has extended its share repurchase program that was initiated in 2017 and was set to expire on September 30, 2021. Under the renewed repurchase program, the Company may repurchase up to $150 million worth of the company’s common stock. The repurchase program will expire on September 30, 2025, subject to earlier termination of the program by the Board of Directors. As of July 28, 2021, the Company had approximately 44.8 million shares outstanding.

Repurchases may be made from time to time until expiration or termination of the program through open market purchases, privately negotiated transactions, block trades or otherwise. Repurchases, if any, under the program are subject to certain considerations, including but not limited to, market pricing and conditions, business, legal, accounting and other considerations. The repurchase program does not obligate the Company to repurchase any shares. All instructions for the repurchase of shares under this program are currently required to be in compliance with Rule 10b-18 and the covenants of any credit facility or indentures then outstanding. Purchases may be executed utilizing the safe harbor provisions of Rule 10b5-1 of the Securities Exchange Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements regarding the Company’s ability and intention to engage in repurchases of its common stock; the conditions under which such repurchases may occur; the manner in which such repurchases may occur; the amount of any such repurchases; and, the timeframe during which such repurchases may occur. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact our business, results of operations and financial condition in excess of current expectations; the impact of fluctuations in fuel prices and the resulting impact on our revenues and net income; the effects of general economic conditions, including those caused by the effects of COVID-19, on overall employment, travel and fueling patterns as well as payment and transaction processing activity; changes or limitations on interchange fees; failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the Company’s failure to maintain or renew key commercial agreements or to maintain volumes under such agreements; breaches of the Company’s technology systems or those of our third-party service providers and any resulting negative impact on our reputation, liabilities or relationships with customers or merchants; the effects of the Company’s business expansion and acquisition efforts; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the failure of corporate investments to result in anticipated strategic value; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the Company’s failure to comply with the Treasury Regulations applicable to non-bank custodians; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or the ability to realize anticipated synergies and cost savings from such transactions; unexpected costs, charges or expenses resulting from an acquisition; the Company’s failure to successfully acquire, integrate, operate and expand commercial fuel card programs; the impact and size of credit losses; the impact of changes to the Company’s credit standards; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements, and any resulting cost associated with that failure; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union and the resulting trade agreement; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s recently amended and restated credit agreement and its presently outstanding notes on our operations; the impact of increased leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of our outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to our stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of our convertible notes or otherwise; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021 and of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 4, 2021. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX

WEX (NYSE: WEX) is a leading financial technology service provider. We provide payment solutions to businesses of all sizes across a wide spectrum of sectors, including fleet, corporate payments, travel and health. WEX has offices in 14 countries and employs approximately 5,200 people around the world. Learn more at LinkedIn, Facebook, Instagram, Twitter, and our corporate blog. For more information, visit www.wexinc.com.

Contacts

Media Contact:
Jessica Roy
jessica.roy@wexinc.com
207.523.6763

Investor Contact:
Steve Elder
steve.elder@wexinc.com
207.523.7769